UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gail Liniger Retirement; Appointment as Vice Chair Emerita

On May 25, 2023, Gail Liniger, Vice Chair of the Board of Directors (the “Board”) of RE/MAX Holdings, Inc. (the “Company”) and Co-Founder of RE/MAX, informed the Board of her retirement from the Board, effective immediately. Ms. Liniger’s retirement is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On May 25, 2023, the Board designated Ms. Liniger as Director Emerita and Vice Chair Emerita, in accordance with Section 3.12 of the Company’s Amended and Restated Bylaws (the “Bylaws”), as amended by the amendment described in Item 5.03 of this Current Report on Form 8-K, with an initial term ending at the Company’s 2024 Annual Meeting of Stockholders.

Approval of Change in Control Severance Plan

On May 24, 2023, the Compensation Committee of the Board (the “Committee”) approved and adopted a Change in Control Severance Plan (the “Change in Control Severance Plan”). The Change in Control Severance Plan applies to certain of the Company’s employees and executive officers, including all of the Company’s current Named Executive Officers (as such term is defined in Item 402 of Regulation S-K) as of the date of this filing.

The Change in Control Severance Plan provides for benefits in the event of termination of a participant’s employment within two years following a “change in control,” either by the Company without “cause” or by the participant for “good reason” (either, a “Qualifying Termination”). “Change in control,” “cause,” and “good reason” are each defined in the Change in Control Severance Plan.

In the event of a Qualifying Termination, subject to signing a release and restrictive covenant agreement and other terms and conditions set forth in the Change in Control Severance Plan, each participant would receive a lump sum cash payment equal to the sum of: (i) the sum of participant’s annual base salary and target bonus multiplied by the participant’s severance multiple (2.5x for the Company’s CEO and 2.0x for the other Named Executive Officers); (ii) the participant’s prior year’s bonus based on actual performance, if unpaid at the time of termination; and (iii) a pro rata portion of the participant’s current year’s bonus at the target level. In addition, each participant would be entitled to a period of continued benefits (30 months for the Company’s CEO and 24 months for other Named Executive Officers) and accelerated vesting of equity awards in accordance with the terms of the Change in Control Severance Plan.

The above description of the Change in Control Severance Plan is qualified in its entirety by reference to the full text of the Change in Control Severance Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Approval of Severance and Retirement Plan

On May 24, 2023, the Committee approved a Severance and Retirement Plan (the “Severance and Retirement Plan”). The Severance and Retirement Plan provides benefits to eligible employees and executive officers of RE/MAX, LLC (an indirect subsidiary of the Company) and its subsidiaries (collectively, the “Employer”), including all current Named Executive Officers, in the event of (i) involuntary termination of their employment due to position elimination, reduction in force, or other circumstances that the Employer determines should result in payment of benefits, or (ii) voluntary termination of employment due to retirement for employees who meet the retirement eligibility criteria in the Severance and Retirement Plan, subject in both cases to certain restrictions set forth in the Severance and Retirement Plan. In order to be eligible, an employee must have been a part-time or full-time employee of the Employer for at least three months at the time of a qualifying termination. The amount of severance pay is determined based on years of service, regular base salary, and position. Payment of severance or retirement benefits is conditioned upon the employee signing an agreement and release in a form provided by the Employer that (i) provides a comprehensive release of claims against the Employer and (ii) contains non-solicitation and non- disparagement provisions.

Executive officers who are eligible to receive severance pay under the Severance and Retirement Plan would be entitled to the following benefits in the event of their involuntary termination: (i) salary continuation for a period of 10 months if employed with the Employer for less than two years or 12 months if employed with the Employer for more than two years (or, for the Company’s CEO, 12 months if employed with the Employer for less than two years and 18 months if employed with the Employer for more than two years); (ii) a health benefits stipend for the duration of the salary continuation period; (iii) twelve months of outplacement services; and (iv) a pro-rated bonus if the executive officer’s termination occurs after June 30 of any year.

Executive officers who are eligible to receive retirement benefits under the Severance and Retirement Plan would be entitled to the following benefits in the event of their voluntary retirement: (i) accelerated vesting of time-based restricted stock units upon retirement; (ii) continued vesting of performance-based restricted stock units following retirement as though the participant’s service had not terminated; and (iii) a pro-rated bonus if the executive officer’s retirement occurs after June 30 of any year.

The Severance and Retirement Plan replaces the Severance Pay Benefit Plan adopted by the Company on December 4, 2018.

The above description of the Severance and Retirement Plan is qualified in its entirety by reference to the full text of the Severance and Retirement Plan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan

The Board previously approved, subject to stockholder approval, the RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”). The 2023 Plan provides for the issuance of up to 2,811,051 shares of the Company’s Class A common stock, $0.0001par value per share, pursuant to awards granted under the 2023 Plan, plus shares covered by awards granted under the RE/MAX Holdings, Inc. 2013 Omnibus Incentive Plan if the award (or a portion of such award) is forfeited, is canceled, or expires without the issuance of shares or, except with respect to options and stock appreciation rights, if the shares underlying such award are surrendered or withheld in satisfaction of tax withholding obligations after the effective date of the 2023 Plan. On May 24, 2023, the Company’s stockholders voted to approve the 2023 Plan, and the 2023 Plan became effective upon such approval.

The 2023 Plan is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2023 (the “Proxy Statement”), which description is incorporated by reference herein. The description of the 2023 Plan in the Proxy Statement and herein are qualified in their entirety by reference to the 2023 Plan, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2023, and effective on the same date, the Board adopted an amendment to the Bylaws, which adds a provision (Section 3.11) that provides the Board with the authority to appoint a Director Emeritus (including the authority to designate any Director Emeritus who is a former Chair or Vice Chair of the Board as Chair Emeritus or Vice Chair Emeritus, respectively). Each Director Emeritus will serve for such term as is determined by the Board or until such Director Emeritus’s earlier death, resignation, retirement, or removal (for any reason or no reason by vote of a majority of the Board). Directors Emeritus may attend Board meetings as invited by the Board and may attend meetings of any Board committee at the invitation of such committee, but they are not entitled to notice of any such meetings or to vote or be counted for quorum purposes at any such meetings.

The Bylaws amendment also eliminates the requirement that a list of stockholders be made available during a stockholders’ meeting to reflect the amendments to Section 219 of the Delaware General Corporation Law, which no longer requires that a stockholder list be made available during a stockholders’ meeting.

The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of Amendment No. 1 to the Bylaws, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 24, 2023, the Company held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters described in the Proxy Statement. The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal 1: Election of Directors

The Company’s stockholders elected the persons listed below to serve as Class I directors until the Company’s 2026 annual meeting of stockholders or until their successors are duly elected and qualified, with voting results as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Roger Dow	24,505,370	3,026,299	766,280
Norman Jenkins	24,912,432	2,619,237	766,280
Laura Kelly	24,698,448	2,833,221	766,280
Katherine Scherping	23,714,101	3,817,568	766,280

Proposal 2: Advisory vote to approve the compensation of named executive officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
24,732,525	230,759	2,568,385	766,280

Proposal 3: Advisory vote on the frequency of future advisory votes on executive compensation

The Company’s stockholders voted, on an advisory basis, to hold future advisory votes on executive compensation every year, with voting results as follows:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Votes to Abstain	Broker Non-Votes
26,262,109	2,993	1,264,970	1,597	766,280

After considering the foregoing voting results and consistent with its recommendation, the Board has decided to hold an advisory vote on executive compensation every year.

Proposal 4: Approval of the RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan

The Company’s stockholders approved the RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
19,480,979	8,038,305	12,385	766,280

Proposal 5: Ratification of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, with voting results as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
28,204,309	92,593	1,047	0

Item 7.01. Regulation FD Disclosure.

On May 31, 2023, the Company issued a press release regarding Gail Liniger’s retirement and appointment as Vice Chair Emerita and a press release regarding the election of Norman Jenkins to the Board, as discussed in Item 5.02 of this Current Report on Form 8-K. These press releases are furnished as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to Amended and Restated Bylaws of RE/MAX Holdings, Inc.
10.1	Change in Control Severance Plan*
10.2	Severance and Retirement Plan
10.3	RE/MAX Holdings, Inc. 2023 Omnibus Incentive Plan
99.1	Press Release issued May 31, 2023, regarding Gail Liniger’s Retirement and Appointment as Vice Chair Emerita
99.2	Press Release issued May 31, 2023, regarding election of Norman Jenkins to Board
104	Cover Page Interactive Data File (formatted as inline XBRL)

* Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any omitted exhibits and schedules upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: May 31, 2023	By:	/s/ Susan Winders
Susan Winders
Senior Vice President, General Counsel